CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Li3 Energy, Inc.
(formerly NanoDynamics Holdings, Inc.)
(An Exploration Stage Company)
San Isidro, Lima, Peru

We hereby consent to the inclusion in this Registration Statement on Form S-1 Amendment No. 2 dated December 2, 2011 of our reports dated October 4, 2011 relating to the consolidated financial statements for the years ended June 30, 2011 and 2010, respectively, included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
December 2, 2011